PROMISSORY NOTE


          $1,671,000                                           May 23, 1997
                                                            Cleveland, Ohio

                    FOR VALUE RECEIVED, the undersigned, JEFFREY I. FRIEDMAN (the "Maker"), hereby promises to pay to the order of ASSOCIATED ESTATES REALTY CORPORATION, an Ohio corporation ("Payee"), the principal amount of ONE MILLION SIX HUNDRED SEVENTY ONE THOUSAND DOLLARS ($1,671,000), together with interest on and from the date hereof until due, whether at stated maturity, by acceleration or otherwise, upon the outstanding balance of the principal amount hereof at a fluctuating rate of interest equal at all times to the Libor Rate for a one month Interest Period in effect from time to time, as such capitalized terms are defined in the Second Amended and Restated Credit Agreement, among Payee and National City Bank, as agent, and the Banks, dated as of September 26, 1995, as amended from time to time (the "Credit Agreement"). Both principal and interest are payable in lawful money of the United States of America to Payee at 5025 Swetland Court, Richmond Heights, Ohio 44143-1467, or at such other address as Payee may designate in writing from time to time to Maker, in immediately available funds.

                    Section 1. Terms of Payment. Except under those circumstances hereinafter set forth providing for acceleration or for the payment of interest after the same becomes due, the principal of and interest on this Promissory Note are payable as follows: (a) accrued and unpaid interest only on the outstanding principal balance of this Promissory Note shall be paid quarterly on the first day of each February, May, August and November, commencing on August 1, 1997, until the principal balance hereof is paid in full; and (b) the entire outstanding balance of the principal hereof, together with all accrued and unpaid interest thereon, shall be due and payable on the 1st day of May, 2002. Any amount of principal or interest which is not paid when due, whether at stated maturity, by acceleration or otherwise, or within ten days thereafter, shall bear interest, payable on demand, on and from the day when due at a fluctuating rate equal at all times to the Default Rate, as such term is defined in the Credit Agreement, until such amount is paid in full .

                    Section 2. Optional Prepayment. The Maker shall have the privilege of prepaying all or any part of the amounts due under this Promissory Note at any time and from time to time without notice or any prepayment penalty. Any prepayment shall first be applied to accrued but unpaid interest and thereafter applied to the unpaid principal balance hereof.

                    Section 3. Acceleration. In the event (a) the undersigned shall fail to pay any installment of principal of or interest on this Promissory Note when due and payable or within ten days thereafter, or (b) the undersigned shall fail to pay any installment of principal of or interest on that certain unsecured Promissory Note, in the original principal amount of One Million Six Hundred Seventy One Thousand Dollars ($1,671,000), of even date herewith of Maker in favor of Payee when due and payable or within ten days thereafter; (c) an Event of Default as defined under and described in that certain Pledge Agreement of even date herewith of Maker in favor of Payee (the "Pledge Agreement") shall occur and be continuing, or (d) the undersigned shall admit in writing his inability to pay debts generally as they become due, or (e) the undersigned shall make a general assignment for the benefit of creditors, or (f) any proceeding shall be instituted by or against the undersigned seeking to adjudicate him bankrupt or insolvent or seeking reorganization, arrangement, adjustment or composition of his debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, trustee or other similar official for him or for any substantial part of his property, then, and in any such event, the entire amount then remaining unpaid on this Promissory Note and accrued interest thereon shall, at the option of the holder or holders hereof, become due and payable at once without notice, presentment or demand, such notice, presentment and demand being hereby expressly waived.

                    Section 4. Security; Rights and Remedies. This Promissory Note is secured by a pledge by Maker to Payee of 150,000 common shares, without par value, of Payee pursuant to the Pledge Agreement. The rights and remedies set forth herein shall be cumulative and in addition to any other or further rights and remedies available at law or in equity. The invalidity or unenforceability of any term or provision of this Promissory Note, or the application of such term or provision to any person or circumstance, shall not impair or affect the remainder of this Promissory Note and its application to other persons and circumstances and the remaining terms and provisions hereof shall not be invalid, but shall remain in full force and effect.

                    Section 5. Applicable Law. This Promissory Note shall be governed by and construed in accordance with the laws of the State of Ohio.

                    Section 6. Headings. Section headings used in this Promissory Note are for convenience only and shall not affect the construction of this Promissory Note.

                    Section 7.  Waiver.  The Maker hereby waives
          presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note, assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and/or to the addition or release of any other party or person primarily or secondarily liable under this Promissory Note.

                    Section 8. Cognovit Note. THE UNDERSIGNED HEREBY AUTHORIZES ANY ATTORNEY AT LAW TO APPEAR FOR THE UNDERSIGNED, IN AN ACTION ON THIS PROMISSORY NOTE, AT ANY TIME AFTER THE SAME BECOMES DUE, AS HEREIN PROVIDED, IN ANY COURT OF RECORD IN OR OF THE STATE OF OHIO, OR ELSEWHERE, TO WAIVE THE ISSUING AND SERVICE OF PROCESS AGAINST THE UNDERSIGNED AND TO CONFESS JUDGMENT IN FAVOR OF THE HOLDER OF THIS PROMISSORY NOTE AGAINST THE UNDERSIGNED FOR THE AMOUNT THAT MAY BE DUE, WITH INTEREST AT THE RATE HEREIN MENTIONED AND COSTS OF SUIT, AND TO WAIVE AND RELEASE ALL ERRORS IN SAID PROCEEDINGS AND JUDGMENT, AND ALL PETITIONS IN ERROR, AND RIGHT OF APPEAL FROM THE JUDGMENT RENDERED.

                    This Promissory Note has been executed at Cleveland, Cuyahoga County, Ohio, as of the date first above written.

                    WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARD-LESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


                                        /s/ Jeffrey I. Friedman
                                        -----------------------
                                        Jeffrey I. Friedman


          JCM3614:35295:97001:JCM-02E.NOT
                 jcm 05/19/97